Exhibit 99.1

Contact:

Paul Landers

Quidel Corp.

858-552-1100

QUIDEL CORPORATION APPOINTS JACK W. SCHULER AND

ROD F. DAMMEYER TO ITS BOARD OF DIRECTORS

SAN DIEGO, Calif., February 7, 2006 — Quidel Corporation (Nasdaq:QDEL), a leading provider of rapid point-of-care diagnostic tests, today announced that Jack W. Schuler and Rod F. Dammeyer have agreed to join its Board of Directors, effective immediately.  Quidel’s Board has been expanded to nine members.  The Board also nominated the following seven individuals to stand for election at the annual shareholder’s meeting scheduled for May 17, 2006:  Thomas D. Brown, Rod F. Dammeyer, Douglas S. Harrington, M.D., Caren L. Mason, Mary Lake Polan, M.D., Ph.D., Mark A. Pulido, and Jack W. Schuler.  As previously announced, Thomas A. Glaze and Faye Wattleton will retire from the Board of Directors effective at the 2006 annual shareholders meeting.

Mr. Schuler is Chairman of Ventana Medical Systems, Inc. (Nasdaq:VMSI) and Chairman of Stericycle, Inc. (Nasdaq:SRCL).  From 1972 to 1989, Mr. Schuler was employed at Abbott Laboratories (NYSE:ABT), the last three years of which he was President and Chief Operating Officer.  Prior to his career at Abbott, he was employed by Texas Instruments (NYSE:TSN) and served the company for eight years in France, Germany and Japan. Mr. Schuler is also a member of the Board of Directors of Medtronic, Inc (NYSE:MDT) and ICOS (Nasdaq:ICOS) Corporation.  He received a Mechanical Engineering degree from Tufts University and an MBA from Stanford University Graduate School of Business Administration.

Mr. Dammeyer is President of CAC, LLC, a private company offering capital investment and management advisory services.  He is retired Vice-Chairman of Anixter International (NYSE:AXE) and retired managing partner of Equity Group Investments, LLC. Mr. Dammeyer is a trustee of Van Kampen Investments, Inc. and also a member of the Boards of Directors of GATX Corporation

(NYSE:GMT), Stericycle, Inc., and Ventana Medical Systems.  He also serves on the Board of The Scripps Research Institute.  After graduating from Kent State University, Mr. Dammeyer began his business career with Arthur Andersen & Co. He has served as Chief Financial Officer of Northwest Industries and Household International and CEO of Itel Corporation.

“We are fortunate to have Jack Schuler and Rod Dammeyer join our Board.   Jack has been a long time shareholder and supporter of Quidel.  He is considered one of the foremost authorities and business leaders in medical diagnostics and devices.  Rod has been at the forefront of finance and capital investment and advisory services. We are honored that these distinguished individuals have agreed to serve on the Board for Quidel and expect that they will add tremendous value as Quidel’s growth and strategic initiatives accelerate”, said Mark A. Pulido, Chairman of the Board.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the discovery, development, manufacturing and marketing of rapid diagnostic solutions at the point of care (POC) in infectious diseases and reproductive health. Marketed under the leading brand name of QuickVue, Quidel’s portfolio of products currently includes tests that aid in the diagnosis of several disease or condition states, including influenza, Strep A, pregnancy, bacterial vaginosis, infectious mononucleosis, H. pylori and Chlamydia. Quidel’s products are sold to healthcare professionals with a focus on the physician office lab and acute care markets through leading medical distribution partners on a worldwide basis. Quidel’s Specialty Products Group (SPG) develops research products in the fields of oncology and bone health with potential point-of-care applications in the future. By building value in rapid diagnostic tests, Quidel provides leadership to the industry and among healthcare professionals allowing for the movement of patient testing out of the central laboratory setting and into the physician office, urgent care and other outpatient settings where rapid testing and treatment has an impact on clinical outcomes and provides an economic benefit. For more information, visit www.quidel.com or www.flutest.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the length and severity of cold and flu seasons, uncertainty surrounding the detection of H5N1 involving human specimens, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug

Administration (“FDA”), intellectual property, product liability, environmental or other litigation, and the lower acceptance of our new products than forecast. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision of the forward-looking statements.

CONTACT: Quidel Corp.

Paul Landers, 858-552-1100

SOURCE: Quidel Corporation